===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------





                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                    -----------------------------------






DATE OF REPORT:   June 25, 2002
DATE OF EARLIEST EVENT REPORTED:    June 21, 2002


                         ICN PHARMACEUTICALS, INC.
           (Exact name of registrant as specified in its charter)


             DELAWARE                 1-11397                 33-0628076
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
of incorporation or                                       Identification Number)
organization)
                             3300 HYLAND AVENUE
                        COSTA MESA, CALIFORNIA 92626

                  (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:           (714) 545-0100

===============================================================================

Item 5.  Other Events.
         ------------


     On June 21, 2002, ICN Pharmaceuticals, Inc. executed a plea agreement with the Office of the U.S. Attorney for the Southern District of Florida. Pursuant to that agreement, ICN agreed to plead guilty to a single count of its Biomedical's unit failing to certify a shipment of hazardous material and to implement a corporate program to enhance its continued compliance with laws and regulations governing shipments from its facilities, and, in particular, the transportation of hazardous materials. The Company expects that a fine of approximately $40,000 will be imposed when the plea agreement is formally entered into and reviewed by a court. The 1998 shipment giving rise to the plea arrived safely at its destination and did not result in harm to any persons or property, and, furthermore, did not result in any environmental release. Currently pending before the US Departments of Commerce and State are civil investigations relating to the same facts, the outcomes of which cannot be determined at this time.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

     Dated:  June 25, 2002

                                        ICN PHARMACEUTICALS, INC.


                                        By:  /s/ Gregory Keever
                                           ------------------------------------
                                           Name:  Gregory Keever
                                           Title: Executive Vice President,
                                                  General Counsel and Corporate
                                                  Secretary